EXHIBIT 99.1

K12 Inc. Reports First Quarter Fiscal 2015 with Revenue of $236.7 Million

HERNDON, Va., Oct. 30, 2014 (GLOBE NEWSWIRE) -- K12 Inc. (NYSE:LRN), a technology-based education company and leading provider of proprietary curriculum and online school programs for students in pre-K through high school, today announced its results for the first fiscal quarter ended September 30, 2014.

Financial Highlights for the Three Months Ended September 30, 2014 (First Quarter Fiscal Year 2015)

  Revenues of $236.7 million, compared to $228.4 million in the first quarter of FY 2014.
  EBITDA, a non-GAAP measure (see reconciliation below), of $3.7 million, compared to $8.5 million in the first quarter of FY 2014.
  Operating loss of $13.2 million, compared to an operating loss of $8.5 million in the first quarter of FY 2014.
  Net loss attributable to common stockholders of $6.8 million, compared to a net loss of $5.0 million in the first quarter of FY 2014.
  Diluted net loss attributable to common stockholders per share of $0.18, compared to a diluted net loss of $0.13 in the first quarter of FY 2014.

During fiscal year 2014, the Company sold certain businesses which, in aggregate, were responsible for $16.9 million in revenue for the full year and were close to breakeven for the year. Excluding the impact of these businesses, revenue for the first quarter of FY 2014 would have been $224.9 million.

Comments from Management

"K12 continues to drive the advancement of education by developing state-of-the art, adaptive learning programs for students," said Chairman and CEO Nate Davis. "We will continue to invest in emerging digital technologies that enhance the potential of each student and empowers them to achieve the highest quality of education possible."

Cash, Capital Expenditures and Capital Leases

As of September 30, 2014, the Company had cash and cash equivalents of $109.2 million, a decrease of $86.9 million compared to the $196.1 million reported at June 30, 2014. This decrease is largely the result of normal seasonal trends and the cash consumed for the stock buyback.

Capital expenditures for the three months ended September 30, 2014 were $18.6 million, an increase of $6.0 million from the prior year's first three months, and was comprised of:

  $6.3 million for property and equipment,
  $8.9 million for capitalized software development, and
  $3.4 million for capitalized curriculum.

Capital leases financed additional purchases of $4.3 million during the three months ended September 30, 2014, primarily for student computers.

Share Buyback

On November 4, 2013, K12 announced that the Board of Directors had authorized the repurchase of up to $75.0 million of the Company's outstanding common stock. For the three months ended September 30, 2014, the Company repurchased 1,307,402 shares of its common stock at a weighted average purchase price of $20.21 per share for a total cost of $26.5 million. With this quarter's investment, the Company has fully utilized the $75.0 million authorization by the Board. In total, the Company repurchased 3.5 million shares at a weighted average purchase price of $21.41 per share for a total cost of $75.0 million.

Revenue and Enrollment Data

The following tables provide detail on revenue and student enrollments in Public School Programs. Public School Programs include both virtual and blended schools where a district or independent board has contracted with K12 to provide a full-time program of educational products and services. Enrollments are classified into Managed Programs and Non-managed Programs. Managed Programs include schools where K12 provides substantially all of the management, technology and academic support services in addition to curriculum, learning systems and instructional services. Non-managed Programs include schools where K12 provides curriculum and technology, and the school can also contract for instruction or other educational services. Non-managed programs, however, do not offer primary administrative oversight. For reference, revenue and enrollment data in the prior format can be found in Appendix A. The Company has also provided fiscal 2014 revenue and enrollment data in the new disclosure format in Appendix B.

Revenue

The following table sets forth the Company's revenues -- Managed Programs (management, technology and academic support services provided to public schools), Non-managed Programs (curriculum, technology and other educational services where K12 does not offer primary administrative oversight), Institutional Software and Services (educational software and services provided to school districts, public schools and other educational institutions), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended		Change
	September 30,		2014 / 2013
($ in thousands)	2014	2013	$	%
Public School Programs
Managed Programs	$ 202,379	$ 193,558	$ 8,821	4.6%
Non-managed Programs	10,493	9,081	1,412	15.5%
Total Public School Programs	$ 212,872	$ 202,639	$ 10,233	5.0%
Institutional Software & Services	12,634	14,014	(1,380)	-9.8%
International and Private Pay Schools	11,206	11,713	(507)	-4.3%
Total	$ 236,712	$ 228,366	$ 8,346	3.7%

Enrollment Data

The following table sets forth average enrollment data for students in Public School Programs for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended September 30,		2014 / 2013
	2014	2013	Change	Change %
Public School Programs
Managed Programs (1)	118,609	124,443	(5,834)	-4.7%
Non-managed Programs (1)	20,630	14,816	5,814	39.2%
Total Public School Programs (2) (3)	139,239	139,259	(20)	0.0%

(1) If a school changes from a Managed to a Non-managed Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2) Public School Programs include enrollments for which K12 receives no public funding or revenue.

(3) Public School Program enrollments are equal to the official count date number, which is the first Wednesday of October in a year, or October 1, 2014 for Q1 FY15 and October 2, 2013 for Q1 FY14.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change
	September 30,		2014 / 2013
($ in thousands)	2014	2013	$	%
Public School Programs
Managed Programs	$ 1,706	$ 1,555	$ 151	9.7%
Non-managed Programs	509	613	(104)	-17.0%
Total Public School Programs	$ 1,529	$ 1,455	$ 74	5.1%

Second Quarter Outlook

The Company is forecasting the following for the second quarter of FY 2015:

  Revenue in the range of $225 million to $235 million.
  Operating income in the range of $14 million to $20 million.
  Capital expenditures, which includes curriculum and software development, computers and infrastructure, of $18 million to $22 million.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "continues," "likely," "may," "opportunity," "potential," "projects," "will," "expects," "plans," "intends" and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; non-compliance with laws and regulations related to operating schools in a foreign jurisdiction; entry of new competitors with superior competitive technologies and lower prices; and other risks and uncertainties associated with our business described in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 30, 2014, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Conference Call

The Company will discuss its first quarter fiscal year 2015 financial results during a conference call scheduled for Thursday, October 30, 2014 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=111419. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 8:15 a.m. (ET). No passcode is required.

A replay of the call will be available starting on October 30, 2014 at 11:00 a.m. ET through November 30, 2014 at 11:00 a.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13593324. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=111419 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.'s financial statements for the three months ended September 30, 2014, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.'s Form 10-Q for the quarter ended September 30, 2014, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.'s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2014	2014
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$ 109,196	$ 196,109
Accounts receivable, net of allowance of $3,741 and $3,460 at September 30, 2014 and June 30, 2014, respectively	285,038	194,676
Inventories, net	17,967	33,830
Current portion of deferred tax asset	2,231	7,732
Prepaid expenses	22,909	7,356
Other current assets	31,603	25,498
Total current assets	468,944	465,201
Property and equipment, net	52,084	48,581
Capitalized software, net	53,964	49,920
Capitalized curriculum development costs, net	60,189	60,782
Intangible assets, net	23,098	23,708
Goodwill	67,270	58,088
Deposits and other assets	5,668	5,387
Total assets	$ 731,217	$ 711,667
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Current portion of capital lease obligations	$ 19,642	$ 20,492
Accounts payable	41,641	30,976
Accrued liabilities	10,642	20,539
Accrued compensation and benefits	12,470	17,400
Deferred revenue	72,882	24,353
Total current liabilities	157,277	113,760
Capital lease obligations, net of current portion	15,664	16,447
Deferred rent, net of current portion	8,421	8,488
Deferred tax liability	24,489	22,478
Other long-term liabilities	7,387	4,763
Total liabilities	213,238	165,936
Redeemable noncontrolling interest	19,801	16,801
Equity:
K12 Inc. stockholders' equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 41,812,509 and 41,144,062 shares issued and 38,309,911 and 38,948,866 shares outstanding at September 30, 2014 and June 30, 2014, respectively	4	4
Additional paid-in capital	642,058	639,036
Accumulated other comprehensive loss	(658)	(112)
Accumulated deficit	(68,226)	(61,450)
Treasury stock of 3,502,598 and 2,195,196 shares at cost at September 30, 2014 and June 30, 2014, respectively	(75,000)	(48,548)
Total K12 Inc. stockholders' equity	498,178	528,930
Total liabilities, redeemable noncontrolling interest and equity	$ 731,217	$ 711,667

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2014	2013
	(In thousands, except share and per share data)
Revenues	$ 236,712	$ 228,366
Cost and expenses
Instructional costs and services	146,842	132,902
Selling, administrative, and other operating expenses	99,546	98,244
Product development expenses	3,482	5,684
Total costs and expenses	249,870	236,830
Loss from operations	(13,158)	(8,464)
Interest income (expense), net	31	(84)
Loss before income tax benefit and noncontrolling interest	(13,127)	(8,548)
Income tax benefit	6,538	3,450
Net loss	(6,589)	(5,098)
Adjust net (income) loss attributable to noncontrolling interest	(187)	58
Net loss attributable to common stockholders, including Series A stockholders	$ (6,776)	$ (5,040)
Net loss attributable to common stockholders per share, excluding Series A stockholders through the conversion date September 3, 2013:
Basic and Diluted	$ (0.18)	$ (0.13)
Weighted average shares used in computing per share amounts:
Basic and Diluted	37,695,681	37,868,928

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2014	2013
	(In thousands)
Cash flows from operating activities
Net loss	$ (6,589)	$ (5,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	16,880	16,950
Stock-based compensation expense	4,173	3,680
Excess tax expense (benefit) from stock-based compensation	387	(385)
Deferred income taxes	7,512	(3,450)
Provision for doubtful accounts	283	302
Provision for excess and obsolete inventory	177	8
Provision (benefit) for student computer shrinkage and obsolescence	11	(260)
Changes in assets and liabilities:
Accounts receivable	(90,552)	(85,659)
Inventories	15,686	16,374
Prepaid expenses	(15,553)	(861)
Other current assets	(6,105)	(8,524)
Deposits and other assets	(228)	(220)
Accounts payable	10,630	28,773
Accrued liabilities	(10,281)	(1,353)
Accrued compensation and benefits	(4,930)	(9,907)
Deferred revenue	48,835	45,542
Deferred rent and other liabilities	2,648	175
Net cash used in operating activities	(27,016)	(3,913)
Cash flows from investing activities
Purchase of property and equipment	(6,333)	(4,274)
Capitalized software development costs	(8,886)	(5,006)
Capitalized curriculum development costs	(3,375)	(3,322)
Investment in LearnBop Inc.	(6,512)	--
Mortgage note to managed school partner	--	(2,100)
Net cash used in investing activities	(25,106)	(14,702)
Cash flows from financing activities
Repayments on capital lease obligations	(5,899)	(5,556)
Purchase of treasury stock	(26,452)	--
Repayments on note payable	--	(390)
Proceeds from exercise of stock options	161	7,106
Excess tax benefit (expense) from stock-based compensation	(387)	385
Repurchase of restricted stock for income tax withholding	(1,112)	(1,508)
Net cash (used in) provided by financing activities	(33,689)	37
Effect of foreign exchange rate changes on cash and cash equivalents	(1,102)	572
Net change in cash and cash equivalents	(86,913)	(18,006)
Cash and cash equivalents, beginning of period	196,109	181,480
Cash and cash equivalents, end of period	$ 109,196	$ 163,474

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income (loss), plus net interest expense, plus income tax expense, minus income tax benefit, plus depreciation and amortization and non-controlling interest charges. Interest expense primarily consists of interest expense for capital leases. We use EBITDA in addition to income (loss) from operations and net income (loss) as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP. Not all companies use identical calculations for EBITDA, therefore our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, interest payments, or other working capital.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA:

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

The following tables provide a reconciliation of net loss to EBITDA.

	Three Months Ended September 30,
	2014	2013
	(In thousands)
Net loss — K12 Inc.	$ (6,776)	$ (5,040)
Interest income (expense), net	(31)	84
Income tax benefit	(6,538)	(3,450)
Depreciation and amortization	16,880	16,950
Noncontrolling interest	187	(58)
EBITDA	$ 3,722	$ 8,486

Appendix

(A) The following tables are provided for reference only and are related to the disclosure provided in previous years.

Revenue

The following table sets forth the Company's revenues -- Managed Public Schools (turn-key management services provided to public schools), Institutional Sales (educational products and services provided to school districts, public schools and other educational institutions that it does not manage), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

			Change
	Three Months Ended September 30,		2014 / 2013
($ in thousands)	2014	2013	$	%
Managed School Programs	$ 205,972	$ 196,944	$ 9,028	4.6%
Institutional Sales	19,534	19,709	(175)	(0.9)
International and Private Pay Schools	11,206	11,713	(507)	(4.3)
Total	$ 236,712	$ 228,366	$ 8,346	3.7%

Enrollment Data

The following table sets forth average enrollment data for students in Managed Public Schools. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended September 30,		2014 / 2013
	2014	2013	Change	Change %

Managed Public Schools
Average Student Enrollments (1)	124,563	128,550	(3,987)	-3.1%

(1) Managed Public Schools include enrollments for which K12 receives no public funding. Managed Public School enrollments include all programs which had been classified as turn-key programs or where substantial management services are performed in accordance with the contract.

(B) The following table is provided for reference only and is related to the new disclosure format. The table sets forth average enrollment data for students in Public School Programs for fiscal year 2014. All student enrollment figures include enrollments for which K12 receives no public funding or revenue. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended
	9/30/2013	12/31/2013	3/31/2014	6/30/2014
Public School Programs
Managed Programs (1)	124,443	120,994	120,862	111,381
Non-managed Programs (1)	14,816	14,891	15,270	15,224
Total Public School Programs (2) (3)	139,259	135,885	136,132	126,605

(1) If a school changes from a Managed to a Non-managed program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2) Public School Programs include enrollments for which K12 receives no public funding or revenue.

(3) Public School Program enrollments are equal to the official count date number, which is the first Wednesday of October in a year, or October 2, 2013 for Q1 FY14.

The following table sets forth the Company's revenues for fiscal year 2014 in the new disclosure format -- Managed Programs (management, technology and academic support services provided to public schools), Non-managed Programs (curriculum, technology and other educational services where K12 does not offer primary administrative oversight), Institutional Software and Services (educational software and services provided to school districts, public schools and other educational institutions), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended				Year Ended
($ in thousands)	9/30/2013	12/31/2013	3/31/2014	6/30/2014	6/30/2014
Public School Programs
Managed Programs	$ 193,558	$ 192,939	$ 205,970	$ 201,387	$ 793,854
Non-managed Programs	9,081	7,684	7,072	6,843	30,680
Total Public School Programs	$ 202,639	$ 200,623	$ 213,042	$ 208,230	$ 824,534
Institutional Software & Services	14,014	11,224	9,179	12,284	46,701
International and Private Pay Schools	11,713	12,072	13,001	11,532	48,318
Total	$ 228,366	$ 223,919	$ 235,222	$ 232,046	$ 919,553

In fiscal 2014 K12 Inc. announced the sale of certain businesses. In aggregate, these businesses were responsible for $16.9 million in revenue.  The following table sets forth the Company's revenues for fiscal year 2014 in the new disclosure format excluding these certain businesses.

	Three Months Ended				Year Ended
($ in thousands)	9/30/2013	12/31/2013	3/31/2014	6/30/2014	6/30/2014
Public School Programs
Managed Programs	$ 193,558	$ 192,939	$ 205,970	$ 201,387	$ 793,854
Non-managed Programs	9,081	7,684	7,072	6,843	30,680
Total Public School Programs	$ 202,639	$ 200,623	$ 213,042	$ 208,230	$ 824,534
Institutional Software & Services	13,106	10,170	7,821	11,545	42,642
International and Private Pay Schools	9,187	8,361	9,080	8,809	35,437
Total	$ 224,932	$ 219,154	$ 229,943	$ 228,584	$ 902,613

About K12 Inc.

K12 Inc. (NYSE:LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12's award winning curriculum serves over 2,000 schools and school districts and has delivered more than four million courses over the past decade. K12 is a company of educators with the nation's largest network of K-12 online school teachers, providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered through K12 partner public schools in approximately two-thirds of the states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT: K12 Inc.
         Investor Contact:
         Mike Kraft, 571-353-7778
         VP Investor Relations
         mkraft@k12.com
         or
         Press Contact:
         Anthony Guglielmi, 571-392-2737
         Director Corporate Communications
         aguglielmi@k12.com